Exhibit 10.0

PURCHASE AGREEMENT

This Agreement is entered into as of the 20th day of Sept. 2005, by and between FullCircle Registry, Inc. [the “Company”] and American Medical Pharmaceutical Outlet II, Inc. (AMPO II, Inc.) [the “Entity”].

WHEREAS, the Company and Entity realize that there are certain strategic advantages to a merger/acquisition;

WHEREAS, the Company is desirous of purchasing 50% (fifty percent) of the Entity with restricted common stock;

WHEREAS, the Company desires that the Entity operate autonomously, therefore keeping current management and operations in place;

WHEREAS, the Company and Entity may desire for the Entity, at a later date, to become a wholly-owned subsidiary of the Company;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among Company and Entity as follows:

1.

STOCK ISSUANCE

The Company shall issue 1,500,000 (one million, five hundred thousand) shares of restricted common stock to the shareholders of the Entity. The Entity shall issue 50% (fifty percent) of its outstanding stock to the Company [issued shares]. The issued shares shall be half voting and half non-voting.

2.

OPTIONS FOR CASH INVESTMENT FOR DAY-TO-DAY OPERATIONS.

a.

The Company shall distribute, together with an accounting thereof, an amount equal to $20,000 (twenty thousand dollars) and not to exceed $25,000 (twenty-five thousand dollars) per month for a six-month period beginning September 11, 2005. The cash investment may be distributed over a four-week period or in a lump sum each month.

- OR –

b.

At the end of the first three months, the Company may issue stock in lieu of cash in order to fulfill its purchase obligation. If this option is selected, 500,000 shares will be issued to the Entity each month for a three-month period.

“It is understood by both parties that option “a” is the most preferred option due to current operational expenses, however, it is also understood that the Company shall have final decision on which option is selected.

In witness thereof, the parties have executed this Agreement as of the date first set forth above.

For FullCircle Registry, Inc.

For AMPO II, Inc.

/s/ Isaac Boutwell

/s/ Jimm Axline

Signature

Signature

President

Chairman of the Board

Title

Title

20 Sep 2005

9-20-05

Date

Date

2